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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 28, 2001 on FLAG Telecom Holdings Limited and December 30, 1999 on FLAG Limited, included in FLAG Telecom Holidngs Limited's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.




/s/ Arthur Andersen

Hamilton, Bermuda
May 31, 2001